UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Trinity Industries, Inc. (the “Company”) has notified Wells Fargo Bank, National Association (the “Trustee”) pursuant to the Indenture dated as of June 7, 2006 between the Company and the Trustee (the “Indenture”) that the Company’s 3.875% Convertible Subordinated Notes due 2036 (CUSIP No. 89 6522 AF 6) (the “Notes”) have become convertible as a result of the last reported sales price of the Company’s common stock equaling or exceeding 130% of the applicable conversion price for at least 20 of the last 30 consecutive trading days ending December 31, 2017. Subject to the terms of the Indenture and the Notes, holders may convert their Notes during the period from January 1, 2018 to March 31, 2018. The Indenture is filed as an exhibit to the Company’s Form 8-K filed on June 7, 2006.
The current conversion rate of the Notes is 41.1962 shares of the Company’s common stock per $1,000 principal amount of the Notes. Upon conversion in accordance with the terms of the Indenture and the Notes, a holder will be entitled to receive cash and, to the extent that the “Daily Conversion Value” (as defined in the Indenture) exceeds $50.00, such whole number of shares of common stock as set forth in the Indenture and the Notes. In addition, the Company has the option to make the entire conversion payment in cash.
The Notes may continue to be convertible after March 31, 2018 if one or more conditions specified in the Indenture are satisfied during future measurement periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

January 2, 2018	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer